   As filed with the Securities and Exchange Commission on February 11, 2000
                                                   Registration No. ___-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 TECHLABS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            FLORIDA                                        65-0843965
   ------------------------                         ------------------------
   (State of Incorporation)                            (I.R.S. Employer
                                                     Identification Number)


                 3435 GALT OCEAN DRIVE, FT. LAUDERDALE, FL 33308
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                            1999 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                   ----------

                                 Thomas J. Taule
                       Chairman of the Board of Directors
                                 TECHLABS, INC.
                              3435 Galt Ocean Drive
                            Ft. Lauderdale, FL 33308
                     (Name and address of agent for service)
                                 (954) 630-0027
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                           David M. Glassberg, Esquire
                           GLASSBERG & GLASSBERG, P.A.
                               1570 Madruga Avenue
                                    Suite 211
                             Coral Gables, FL 33146
                            Telephone: (305) 669-9535

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                             AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE SECURITIES             TO BE          OFFERING PRICE          AGGREGATE            AMOUNT OF
TO BE REGISTERED           REGISTERED        PER SHARE(1)          OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------

Common Stock to be
issued under the 1999
Stock Incentive Plan       1,500,000(1)          $3.13             $4,695,000.00          $1,239.48
-------------------------------------------------------------------------------------------------------



(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low prices per share of the Common Stock as reported on The Over The Counter Bulletin Board on February 3, 2000.

                                 TECHLABS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Company's Registration Statement on Form 10SB (File No. 000-26233 as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's registration of its Common Stock.

         2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10SB (File No. 000- 26233) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicated that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation limits the liability of Directors to the maximum extent permitted by Florida law. Florida law provides that Directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as Directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve




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



intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchase or redemptions as provided by Florida Law or (iv) for transactions from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its Officers and Directors and may indemnify its employees and other agents to the fullest extent provided by Florida law, including those circumstance where indemnification would otherwise be discretionary under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its Directors and Officers.

         Florida law does not permit a corporation to eliminate a Director's duty of care and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a Director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to foregoing provisions and agreements, the has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                          DESCRIPTION
                          -----------


 5.1 Opinion of counsel as to legality of securities being registered
10.3 1999 Stock Incentive Plan and form of agreements thereunder
23.1     Consent of independent auditors
23.2     Consent of counsel (contained in Exhibit 5.1)
24.1     Power of Attorney (see page II-5)

ITEM 9.  UNDERTAKINGS.

         A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.




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



         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-3

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled bu controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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



                                      II-4




                                   SIGNATURES

         Pursuant to the requirements of the securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized in the City of Fort Lauderdale, State of Florida, on February 8, 2000.

                                        /s/ Thomas J. Taule
                               ----------------------------------------
                               Thomas J. Taule, Chairman of the Board











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



                                POWER OF ATTORNEY

         KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Taule his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitution or substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on February 8, 2000 by the following persons in the capacities indicated.

          SIGNATURE                                    TITLE
          ---------                                    -----


/s/ Thomas J. Taule
-----------------------------------      Director and Chairman of the Board
Thomas J. Taule                          of Directors



/s/ John J. Bennett
-----------------------------------      President
John J. Bennett


                                      II-5


                                INDEX TO EXHIBITS

                                   DESCRIPTION
                                   -----------

 5.1 Opinion of counsel as to legality of securities being registered
10.3 1999 Stock Incentive Plan and form of agreements thereunder
23.1     Consent of independent auditors
23.2     Consent of counsel (contained in Exhibit 5.1)
24.1     Power of Attorney (see page II-5)





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